UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 12, 2010

Gentiva Health Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15669	36-4335801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Riverwood Parkway, Suite 1400 Atlanta, Georgia	30339-3314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 951-6450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 17, 2010 (the “Closing Date”), Gentiva Health Services, Inc., a Delaware corporation (“Gentiva”), completed its proposed acquisition of Odyssey HealthCare, Inc., a Delaware corporation (“Odyssey”), pursuant to that certain Agreement and Plan of Merger, dated as of May 23, 2010 (the “Plan of Merger”), by and among Gentiva, GTO Acquisition Corp., a wholly-owned subsidiary of Gentiva (“Merger Sub”), and Odyssey. On the Closing Date, Merger Sub merged with and into Odyssey with Odyssey continuing as the surviving corporation and as a wholly-owned Subsidiary of Gentiva (the “Merger”). Upon consummation of the Merger, each issued and outstanding share of Odyssey common stock was exchanged for the right to receive $27.00 in cash, without interest. The aggregate amount payable by Gentiva to holders of Odyssey’s common stock and holders of stock options and restricted stock units issued under Odyssey’s compensation plans is approximately $964 million (the “Merger Consideration”).

The foregoing description of the Plan of Merger is only a summary and is qualified in its entirety by reference to the full text of the Plan of Merger, which was previously filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2010 as Exhibit 2.1 to Gentiva’s Current Report on Form 8-K.

Additionally, on the Closing Date:

•

Gentiva entered into a new Senior Secured Credit Agreement (the “Credit Agreement”) by and among Gentiva, each lender from time to time party thereto (collectively, the “Lenders”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, General Electric Capital Corporation, as Syndication Agent, and Barclays Bank PLC, SunTrust Bank and Fifth Third Bank as Co-Documentation Agents, which provides for a $200 million term loan A facility (“Term Loan A”), a $550 million term loan B facility (“Term Loan B” and, together with Term Loan A, the “Term Loans”) and a $125 million revolving credit facility (the “Revolving Facility”), each of which is guaranteed jointly and severally by substantially all of Gentiva’s wholly-owned domestic subsidiaries, including Odyssey and its subsidiaries (collectively, the “Guarantors”), and is secured by a first-priority security interest in substantially all of Gentiva’s and the Guarantors’ existing and future assets; and

•

Gentiva completed its previously announced offering of $325 million aggregate principal amount of 11.5% Senior Notes due 2018 (the “Notes”), which are guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) by the Guarantors.

Gentiva used a combination of cash on hand and the proceeds from the Term Loans, the Securities and a portion of the Revolving Facility to pay the Merger Consideration, repay all amounts outstanding under Odyssey’s existing credit facility, which was then terminated, and repay all amounts outstanding under Gentiva’s existing credit facility with Lehman Brothers Inc., dated as of February 28, 2006, which provided for an aggregate borrowing amount of $450 million (as amended, the “Original Facility”). On the Closing Date, Gentiva terminated the Original Facility, together with all other agreements and instruments ancillary thereto. The material terms of the Original Facility are described in Gentiva’s Quarterly Report on Form 10-Q for the quarter ended July 4, 2010 under “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources”, and such description is incorporated herein by reference.

The Credit Facility:

The Revolving Facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as the swingline loans. Advances under the Revolving Facility may be made, and letters of credit may be issued, on a revolving basis up to the full amount of the revolving credit facility. On the Closing Date, Gentiva drew down the entirety of the Term Loans and $30 million under the Revolving Facility. In addition, approximately $45 million of letters of credit were issued under the Revolving Facility to replace letters of credit issued by Gentiva and Odyssey under each company’s terminated credit facility.

Interest Rate and Fees

Borrowings under the Revolving Facility and the Term Loans bear interest at a rate equal to an applicable margin plus, at Gentiva’s option, either (a) a base rate determined by reference to the highest of (1) the corporate base rate of interest of Bank of America, N.A., (2) the federal funds rate plus 0.50% and (3) a LIBOR rate determined by reference to the costs of funds for deposits in U.S. dollars for the interest period relevant to such borrowing adjusted for certain additional costs, plus 1.00%, or (b) a LIBOR rate determined by reference to the costs of funds for deposits in U.S. dollars for the interest period relevant to such borrowing adjusted for certain additional costs.

Gentiva is required to pay a commitment fee to the Lenders under the Revolving Facility in respect of the unutilized commitments thereunder calculated at the rate of 0.50% per annum. Gentiva must also pay customary letter of credit fees.

Maturity

Both Term Loan A and the Revolving Facility mature five years after the Closing Date. Term Loan B matures six years after the Closing Date.

Scheduled Amortization

Term Loan A is subject to annual amortization equal to 12.5% of the aggregate principal amount of the initial Term Loan A advances, which is payable in equal quarterly installments. The balance of Term Loan A will be due and payable at maturity.

Term Loan B is subject to annual amortization equal to 2.5% of the aggregate principal amount of the initial Term Loan B advances, which is payable in equal quarterly installments. The balance of Term Loan B will be due and payable at maturity.

Prepayments

If at any time the aggregate outstanding amount of revolving loans and letter of credit obligations under the Revolving Facility exceeds the aggregate commitment of all Lenders thereunder, then Gentiva must repay an amount equal to such excess.

Gentiva may voluntarily repay the Term Loans or outstanding loans under the Revolving Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans. If the Term Loan B is repriced or refinanced at a lower interest rate, Gentiva will be required to pay a premium equal to 2% during the first year after the Closing Date and 1% during the second year after the Closing Date, in each case based on the amount of Term Loan B refinanced or the in the case of a repricing amendment, the amount of Term Loan B then outstanding.

Prepayments and commitment reductions are required in connection with (i) certain asset sales, (ii) certain extraordinary receipts such as certain insurance proceeds, (iii) cash proceeds from the issuance of debt and certain other exceptions, (iv) 50% of the proceeds from the issuance of equity with step-downs based on leverage, subject to certain exceptions, and (v) 75% of “Excess Cash Flow” (as defined in the Credit Agreement) with two step-downs based on leverage.

Guarantees and Security

On the Closing Date, the Guarantors entered into a Guaranty Agreement (the “Guaranty Agreement”) with Bank of America, N.A., as administrative agent, pursuant to which the Guarantors have agreed, jointly and severally, to guarantee all obligations of Gentiva under the Credit Agreement. Additionally, Gentiva and the Guarantors entered into a Security Agreement (the “Security Agreement”) with Bank of America, N.A., as administrative agent (the “Agent”), pursuant to which Gentiva and the Guarantors have granted to the Agent, for the ratable benefit of the Lenders, a first- priority security interest in substantially all of their present and future real, personal and intangible assets, including the pledge of 100% of all outstanding capital stock of substantially all of Gentiva’s domestic subsidiaries and 66% of the voting stock of any foreign subsidiaries, to secure full payment of all obligations of Gentiva under the Credit Agreement.

Certain Covenants and Events of Default

The Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, Gentiva’s ability and the ability of its subsidiaries to:

•	incur additional indebtedness or issue certain preferred stock;

•	create liens;

•	enter into sale-leaseback transactions;

•	engage in mergers or consolidations with or into other companies;

•	sell assets;

•	pay dividends and distributions or repurchase its capital stock;

•	make investments, loans or advances;

•	make certain acquisitions;

•	engage in transactions with affiliates;

•	amend material agreements (including its organizational documents and those of its subsidiaries);

•	repay certain indebtedness;

•	change the nature of its business;

•	change its accounting policies and practices;

•	grant negative pledges; and

•	incur capital expenditures.

In addition, the Credit Agreement requires that Gentiva adhere to certain financial covenants and maintain a minimum interest coverage ratio and a maximum total leverage ratio. The Credit Agreement also contains customary affirmative covenants and events of default.

The foregoing description of the Credit Agreement, the Term Loans, the Revolving Facility, the Guaranty Agreement and the Security Agreement is only a summary and is qualified in its entirety by reference to the full text of the Credit Agreement, the Form of Term Note, the Form of Revolving Credit Note, the Guaranty Agreement and the Security Agreement, which instruments are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, to this Current Report on Form 8-K and each of which is incorporated by reference herein.

The Securities:

On August 12, 2010, Gentiva entered into a purchase agreement (the “Purchase Agreement”), by and among Gentiva, Gentiva’s subsidiaries that are Guarantors, and Barclays Capital Inc. and Banc of America Securities LLC, as representatives of the initial purchasers (the “Initial Purchasers”), pursuant to which, on the Closing Date, Gentiva issued and sold, and the Initial Purchasers purchased, the Securities. On the Closing Date, Odyssey and its subsidiaries that are Guarantors entered into a joinder agreement (the “Joinder Agreement”), pursuant to which they became parties to the Purchase Agreement. Gentiva offered and sold the Securities in a private placement to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes bear interest at an annual rate equal to 11.5%, and the Initial Purchasers purchased the Notes from Gentiva at a purchase price equal to 97.994% of the principal amount thereof.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby Gentiva and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities.

The Securities have not been registered under the Securities Act or any state securities laws and may not be sold except in a transaction registered under, or exempt from, the registration provisions of the Securities Act and applicable state securities laws. On the Closing Date, Gentiva and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which Gentiva and the Guarantors have agreed for the benefit of the holders of the Securities to use their commercially reasonable efforts to file with the Commission and cause to become effective a registration statement (the “Exchange Offer Registration Statement”) with respect to a registered offer to exchange the Securities for an issue of Gentiva’s senior notes, guaranteed by the Guarantors (such notes and guarantees, the “Exchange Securities”), with terms identical to the Securities, except that the Exchange Securities will not bear legends restricting transfer and will not contain terms providing for the payment of additional interest as described below. In addition, Gentiva has agreed to file, in certain circumstances, a shelf registration statement covering resales of the Securities.

If the exchange offer for the Securities is not completed on or prior to the 210th day following the Closing Date, the interest rate on the Notes will increase by 0.25% per annum for the first 90-day period thereafter, and the amount of such additional interest will increase by an additional 0.25% per annum for each subsequent 90-day period, up to a maximum of 1.0% per annum over the original interest rate on the Notes (“Additional Interest”). Additional Interest will also become payable if any of the following occurs: if (i) any required shelf registration statement is not timely filed with the Commission, (ii) any required shelf registration statement is not timely declared effective by the Commission or (iii) any registration statement required by the Registration Rights Agreement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose, each of the foregoing as prescribed by the terms of the Registration Rights Agreement. Additional Interest would cease to be payable upon consummation of the exchange offer or upon cure of all applicable registration defaults as described above.

Gentiva issued the Securities pursuant to an indenture, dated August 17, 2010 (the “Indenture”), by and among Gentiva, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

Interest and Payments

The Notes bear interest at 11.5% per annum, payable on March 1 and September 1 of each year, commencing March 1, 2011. The Notes mature September 1, 2018.

Ranking

The Notes are Gentiva’s general unsecured senior obligations and rank equal in right of payment with all of its existing and future unsubordinated indebtedness. The Notes are senior in right of payment to any of Gentiva’s existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the Notes. The Notes are effectively subordinated to Gentiva’s secured indebtedness, including all indebtedness outstanding under the Credit Agreement.

Redemption

At any time prior to September 1, 2013, Gentiva may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 111.500% of the principal amount thereof, plus accrued and unpaid interest thereon, with the net cash proceeds of certain sales of its capital stock; provided that (i) at least 65% of the aggregate principal amount of Notes remains outstanding immediately after such redemption, and (ii) the redemption occurs within 180 days of the date of the closing of such sale of Gentiva’s capital stock.

At any time prior to September 1, 2014, Gentiva may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium, as of, and accrued and unpaid interest, if any, to the redemption date.

Additionally, on or after September 1, 2014, Gentiva may redeem all or a part of the Notes, on any one or more occasions, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on September 1 of each of the years indicated below:

Year	Percentage
2014	105.750%
2015	102.875%
2016 and thereafter	100.000%

Certain Covenants and Events of Default

Subject to customary exceptions, the terms of the Indenture generally limit Gentiva’s ability and the ability of its subsidiaries to, among other things: (i) make restricted payments; (ii) incur additional debt and issue preferred or disqualified stock; (iii) create liens; (iv) create or permit to exist restrictions on Gentiva’s ability or the ability of its restricted subsidiaries to make certain payments or distributions; (v) engage in sale-leaseback transactions; (vi) engage in mergers or consolidations or transfer all or substantially all of Gentiva’s assets; (vii) make certain dispositions and transfers of assets; and (viii) enter into transactions with affiliates.

The Indenture provides for customary events of default, which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults under or failure to pay certain other indebtedness; the failure by Gentiva or its restricted subsidiaries to pay certain final non-appealable judgments; the failure in certain instances of any Guarantee to be in full force and effect; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of, premium, if any, and accrued interest on all the Notes immediately due and payable.

Change in Control

In the event of a change in control, Gentiva must offer to purchase all Notes then outstanding at a price equal to 101% of their principal amount, plus accrued interest (if any), to the date of repurchase. Additionally, if Gentiva or a Guarantor sell assets, all or a portion of the net proceeds of which are not reinvested in accordance with the terms of the Indenture or are not used to repay certain debt, Gentiva will be required, if such excess proceeds exceed $25 million in aggregate, to offer to purchase an aggregate principal amount of the outstanding Notes, in an amount equal to such remaining net proceeds, at a purchase price equal to 100% of the principal amount thereof, plus accrued interest and Additional Interest (if any), to the payment date.

The foregoing description of the Purchase Agreement, the Joinder Agreement, the Registration Rights Agreement, the Indenture and the Notes is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, the Joinder Agreement, the Registration Rights Agreement, the Indenture and the form of Note, which are filed as Exhibit 10.6, Exhibit 10.7, Exhibit 10.8, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and each of which is incorporated by reference herein.

ITEM 7.01	Regulation FD Disclosure

On the Closing Date, Gentiva issued a press release announcing consummation of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in this Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Commission nor incorporated by reference in any registration statement filed by Gentiva under the Securities Act.

ITEM 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial information required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

(c) Shell Company Transactions.

Not Applicable.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated August 17, 2010, by and among Gentiva, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 11.5% Senior Note

10.1	Senior Secured Credit Agreement, dated August 17, 2010, by and among Gentiva, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, General Electric Capital Corporation, as Syndication Agent, and Barclays Bank PLC and SunTrust Bank, as Co-Documentation Agents.

10.2	Form of Term Note

10.3	Form of Revolving Credit Note

10.4	Guaranty Agreement, dated August 17, 2010, by and among the Guarantors and Bank of America, N.A., as Administrative Agent.

10.5	Security Agreement, dated August 17, 2010, by and among Gentiva, the Guarantors and Bank of America, N.A., as Administrative Agent.

10.6	Purchase Agreement, dated August 12, 2010, by and among Gentiva, the Guarantors and Barclays Capital Inc. and Banc of America Securities LLC, as representatives of the initial purchasers.

10.7	Joinder Agreement, dated August 17, 2010.

10.8	Registration Rights Agreement, dated August 17, 2010, by and among Gentiva, the Guarantors and Barclays Capital Inc.

99.1	Press Release, dated August 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC.

Date: August 17, 2010	By:	/s/ JOHN N. CAMPERLENGO
John N. Camperlengo Senior Vice President, General Counsel Chief Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated August 17, 2010, by and among Gentiva, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 11.5% Senior Note

10.1	Senior Secured Credit Agreement, dated August 17, 2010, by and among Gentiva, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, General Electric Capital Corporation, as Syndication Agent, and Barclays Bank PLC and SunTrust Bank, as Co-Documentation Agents.

10.2	Form of Term Note

10.3	Form of Revolving Credit Note

10.4	Guaranty Agreement, dated August 17, 2010, by and among the Guarantors and Bank of America, N.A., as Administrative Agent.

10.5	Security Agreement, dated August 17, 2010, by and among Gentiva, the Guarantors and Bank of America, N.A., as Administrative Agent.

10.6	Purchase Agreement, dated August 12, 2010, by and among Gentiva, the Guarantors and Barclays Capital Inc. and Banc of America Securities LLC, as representatives of the initial purchasers.

10.7	Joinder Agreement, dated August 17, 2010.

10.8	Registration Rights Agreement, dated August 17, 2010, by and among Gentiva, the Guarantors and Barclays Capital Inc.

99.1	Press Release, dated August 17, 2010